Exhibit 99.1

NUTRISYSTEM, INC. REPORTS FIRST QUARTER 2008 RESULTS; INITIATES QUARTERLY DIVIDEND OF $0.175

  Expects Second Quarter 2008 Revenues Between $180 Million and $190 Million, Adjusted EBITDA Between $36 Million and $40 Million

Horsham, PA - April 23, 2008-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today reported financial results for the first quarter ended March 31, 2008, including:

  Revenue of $216,468,000, compared to $238,091,000 in the first quarter of 2007;
  Income from continuing operations of $14,121,000, compared to $37,878,000 in the first quarter of 2007;
  Adjusted EBITDA, defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation expense, of $26,600,000, compared to $61,258,000 in the first quarter 2007;
  Fully diluted earnings per share of $0.42, compared to $1.04 in the first quarter of 2007;
  Repurchase and retirement of 3.3 million shares, or approximately 10% of total outstanding shares for $44,557,000; and
  Cash and cash equivalents of $42,968,000 at March 31, 2008 and no debt outstanding.

Subsequent to the close of the quarter, the Company announced that Joseph Redling, President and Chief Operating Officer, will succeed Michael J. Hagan as Chief Executive Officer, effective May 1, 2008, and was elected to the Board of Directors effective April 7, 2008. Mr. Hagan, who has led the Company as Chairman and Chief Executive Officer since 2002, will become non-executive Chairman effective May 1, 2008, and will remain an employee of the Company.

"Our better-than-anticipated performance in the quarter was the result of higher efficiencies across all marketing channels late in the quarter and improvements in customer retention and reactivation," stated President and Chief Executive Officer-elect Joseph Redling. "The softness in consumer discretionary spending on weight loss programs remains a headwind that is mitigated by customer receptivity to our new NutriSystem Advanced™ program, new advertising and new spokespeople and initiatives to improve the customer's initial diet cycle experience. We also continued to build for growth and are on-plan with the launch of a frozen food program and a new maintenance program in the second half of the year. In addition, our efforts to expand internationally continue as we see encouraging results from our Canadian launch and plan for further expansion into new markets in the latter half of 2009."

Cash Dividend and Share Repurchase Program

The Company repurchased 3.3 million shares, or approximately 10% of outstanding shares, for $45 million through the quarter end. Approximately $138 million remains available for share repurchases authorized under the current repurchase plan.

The Board of Directors also declared the Company's first quarterly dividend of $0.175 per share, payable May 15, 2008 to shareholders of record as of May 5, 2008. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

"With the Company's substantial free cash flow, we can pursue growth initiatives while also returning capital to shareholders," stated Chief Financial Officer David Clark. "The repurchase of approximately 10% of shares outstanding and initiation of a quarterly dividend further demonstrates the ongoing strength and stability of NutriSystem. When combined with our credit facility and the cash we expect to generate during the course of the year, we have the ability to continue to be opportunistic with share repurchases, underscoring our commitment to enhancing long-term shareholder value."

Second Quarter 2008 Outlook

For the second quarter of 2008, the Company estimates revenues will be between $180 and $190 million and Adjusted EBITDA will be between $36 and $40 million. The Company defines Adjusted EBITDA as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation expense. Further, the Company now expects full year 2008 revenues will be between $700 million and $720 million, and Adjusted EBITDA expected to remain between $125 million and $135 million.

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss first quarter 2008 financial results today at 5:00 PM Eastern time. The conference call will include remarks about the quarter and the Company's outlook from members of the NutriSystem senior management team including Chairman Michael Hagan, President and Chief Executive Officer-elect Joseph Redling, Executive Vice President and Chief Marketing Officer Tom Connerty, and Chief Financial Officer David Clark. Interested parties may participate in the live conference call by dialing 888-680-0865 (international: 617-213-4853) and entering access code 22268774, 5 to 10 minutes prior to the initiation of the call.

A replay of the conference call will be available through May 23, 2008, by dialing 888-286-8010 (international: 617-801-6888) and entering access code 12516736. A webcast of the conference call will be available live and archived for until October 23, 2008, under the Investor Relations section of NutriSystem's website, www.nutrisystem.com.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the second quarter and full year 2008, its expectations regarding frozen food program launch and international expansion, its expectations regarding the effect of economic and competitive pressures, statements about the benefits to be achieved from investments made in 2007, and from share repurchases, and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Relations Contacts:
David Clark Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: dclark@nutrisystem.com	Sanjay M. Hurry The Piacente Group, Inc. (Investor Relations Advisor, NutriSystem) Tel: 212-481-2050 Email: sanjay@tpg-ir.com
Cindy Warner Investor Relations Manager NutriSystem, Inc. Tel: 215-346-8316 Email: cwarner@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended March 31, ~~-----------------------------------------~~
	2008	2007

REVENUE	$ 216,468	$ 238,091

COSTS AND EXPENSES:
Cost of revenue	107,215	111,540
Marketing	67,331	51,699
General and administrative	16,737	14,268
Depreciation and amortization	1,761	939
Total costs and expenses	193,044	178,446
Operating income from continuing operations	23,424	59,645
OTHER EXPENSE	(40)	-
EQUITY LOSS	(1,207)	-
INTEREST INCOME, net	248	959
Income from continuing operations before income taxes	22,425	60,604
INCOME TAXES	8,304	22,726
Income from continuing operations	14,121	37,878
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	(24)	(11)
Net income	$ 14,097	$ 37,867

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.43	$ 1.07
Net loss from discontinued operation	-	-
Net income	$ 0.43	$ 1.07
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.42	$ 1.04
Net loss from discontinued operation	-	-
Net income	$ 0.42	$ 1.04
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	33,038	35,364
Diluted	33,570	36,274

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)
	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 42,968	$ 40,679
Marketable securities	-	1,769
Receivables	22,352	19,100
Inventories	70,285	82,491
Deferred income taxes	3,991	3,260
Other current assets	10,472	11,585
Current assets of discontinued operation	515	517
Total current assets	150,583	159,401

FIXED ASSETS, net	22,350	21,872
EQUITY INVESTMENT	12,251	13,458
OTHER ASSETS	3,931	3,823
NON-CURRENT ASSETS OF DISCONTINUED OPERATION	6	6
	$ 189,121	$ 198,560
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 56,430	$ 46,064
Accrued payroll and related benefits	1,955	1,907
Income taxes payable	8,727	2,482
Other accrued expenses and current liabilities	6,628	5,535
Current liabilities of discontinued operation	54	64
Total current liabilities	73,794	56,052
NON-CURRENT LIABILITIES	1,080	1,006
Total liabilities	74,874	57,058

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,792,468 at March 31, 2008 and 33,955,859 at December 31, 2007)	30	33
Additional paid-in capital	-	-
Retained earnings	114,207	141,454
Accumulated other comprehensive income	10	15
	114,247	141,502
Total stockholders' equity	$ 189,121	$ 198,560

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
	Three Months Ended March 31, -------------------------------------
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 14,097	$ 37,867
Adjustments to reconcile net income to net cash provided by operating activities-
Loss on discontinued operation	24	11
Depreciation and amortization	1,761	939
Share-based expense	1,524	802
Deferred income tax benefit	(923)	(1,333)
Equity loss	1,207	-
Changes in operating assets and liabilities
Accrued interest income	19	199
Receivables	(3,264)	(6,145)
Inventories	12,139	15,221
Other assets	1,698	361
Accounts payable	10,467	(9,919)
Accrued payroll and related benefits	48	1,777
Income taxes	6,250	22,437
Other accrued expenses and liabilities	1,396	3,771
Net cash provided by operating activities of continuing operations	46,443	65,988
Net cash (used in) provided by operating activities of discontinued operations	(32)	22
Net cash provided by operating activities	46,411	66,010
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	-	(47,000)
Sales of marketable securities	1,750	61,200
Capital additions	(2,253)	(3,172)
Net cash (used in) provided by investing activities	(503)	11,028
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	201	240
Tax benefit from stock option exercises	783	729
Borrowings under credit facility	35,000	-
Repayments of borrowings under credit facility	(35,000)	-
Repurchase and retirement of common stock	(44,557)	(76,421)

Net cash used in financing activities of continuing operations	(43,573)	(75,452)
Net cash used in financing activities of discontinued operations	-	(150)
Net cash used in financing activities	(43,573)	(75,602)
Effect of exchange rate changes on cash and cash equivalents	(46)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,289	1,436
CASH AND CASH EQUIVALENTS, beginning of period	41,190	13,738
CASH AND CASH EQUIVALENTS, end of period	43,479	15,174
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of period	511	269
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 42,968	$ 14,905

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(In thousands)

	Three Months Ended March 31, --------------------------------------------
	2008	2007

Adjusted EBITDA	$ 26,600	$ 61,258
Non-cash employee compensation expense	(1,415)	(674)
Other expense	(40)	-
Equity loss	(1,207)	-
Interest income, net	248	959
Income taxes	(8,304)	(22,726)
Depreciation and amortization	(1,761)	(939)
Income from continuing operations	$ 14,121	$ 37,878

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation expense. We believe adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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